Exhibit 99.1

Apple REIT Seven

COURTYARD
Marriott

JUNE 30, 2011

APPLE REIT SEVEN 2011 SECOND QUARTER

DEAR SHAREHOLDER

GLADE M. KNIGHT

I am pleased to report that for the first six months of 2011, operations among the 51 hotels that comprise the Apple REIT Seven, Inc. portfolio showed signs of improvement as compared to the same period of 2010. As hotel operations continue to improve, I am optimistic that 2011 will be a good year for Apple REIT Seven and I remain confident in the long-term success of the Company.

The Apple REIT Seven portfolio of hotels, with a combined total of 6,426 guestrooms, is diversified across 18 states and represents some of the leading brands in the hotel industry. For the three- and six-month periods ending June 30, 2011, our hotels reported an average occupancy of 76 percent and 73 percent, average daily rate (ADR) of $111 and $111, and revenue per available room (RevPAR) of $85 and $81, respectively. As compared to results for the same six-month period of 2010, the average occupancy rate was up approximately three percent, ADR increased by approximately one percent and RevPAR was up by approximately four percent.

Funds from operations (FFO) for the second quarter of 2011 totaled $16.5 million, or $0.18 per share, up as compared to FFO achieved during the same period of 2010 of $16.2 million, or $0.17 per share. For the six-month period ending June 30, 2011, FFO totaled $30.1 million, or $0.33 per share, ahead of results for the same period last year.

Apple REIT Seven’s current debt level is less than 17 percent of our total initial capitalization, which is well below industry averages. Furthermore, since the time of acquisition, we have invested approximately $56 million in capital improvements and since the time of Apple REIT Seven’s first distribution payment, we have paid approximately $342.1 million in shareholder distributions, or approximately $4.45 per share to those who have been shareholders of the Company since the time of the initial closing. The current annualized distribution rate is $0.77 per share. The Company sets an annualized distribution rate to provide shareholders consistency over the life of our program. We closely monitor our annualized distribution rate, taking into account varying economic cycles and capital improvements as well as current and projected hotel performance, and may make adjustments as needed, based on available cash resources. At times, distributions may exceed or fall below our earnings. When distributions exceed our earnings, we may use available credit to maintain the distribution rate and when earnings exceed distributions, we plan to reduce borrowings.

Since Apple REIT Seven’s beginning in 2006, our team has diligently worked to protect your investment while providing you with attractive distributions. In light of recent negative media attention, during the second quarter of this year, the Company received an increase in requests for the redemption of shares through our Unit Redemption Program at the purchase price paid per Unit. As contemplated in the program, the Company redeemed those Units on a pro-rata basis, paying a total of approximately $8 million.

The Apple REIT Seven portfolio of upscale limited-service, extended-stay and full-service hotels was carefully selected based on market and brand as well as past and anticipated growth in future performance. This simple business strategy has provided stability to our program and allowed us to remain profitable even during the challenging economic down-cycle of recent history. I believe Apple REIT Seven is well-poised to benefit as market conditions continue to improve. As always, thank you for your investment.

Sincerely,
Glade M. Knight
Chairman and Chief Executive Officer

STATEMENTS OF OPERATIONS (Unaudited)

(In thousands except statistical data)	Three months ended June 30, 2011	Three months ended June 30, 2010	Six months ended June 30, 2011	Six months ended June 30, 2010

REVENUES
Room revenue	$49,633	$47,441	$94,338	$90,989
Other revenue	5,279	4,822	10,017	9,510

Total revenue	$54,912	$52,263	$104,355	$100,499

EXPENSES
Direct operating expense	$14,428	$13,355	$28,063	$26,122
Other hotel operating expenses	20,013	19,365	38,866	37,935
General and administrative	1,395	1,488	2,514	2,694
Depreciation	8,784	8,277	17,150	16,552
Interest expense, net	2,547	1,868	4,828	3,672

Total expenses	$47,167	$44,353	$91,421	$86,975

NET INCOME
Net income	$7,745	$7,910	$12,934	$13,524

Net income per share	$0.08	$0.09	$0.14	$0.15

FUNDS FROM OPERATIONS (A)
Net income	$7,745	$7,910	$12,934	$13,524
Depreciation of real estate owned	8,784	8,277	17,150	16,552

Funds from operations	$16,529	$16,187	$30,084	$30,076

FFO per share	$0.18	$0.17	$0.33	$0.32

WEIGHTED-AVERAGE SHARES OUTSTANDING	91,569	92,882	91,666	93,039

OPERATING STATISTICS
Occupancy	76%	74%	73%	71%
Average daily rate	$111	$109	$111	$110
RevPAR	$85	$81	$81	$78
Number of hotels	51	51
Dividends per share	$0.19	$0.19	$0.39	$0.39

BALANCE SHEET HIGHLIGHTS (Unaudited)

(In thousands)		June 30, 2011		December 31, 2010

ASSETS
Investment in real estate, net		$858,370		$872,169
Other assets		25,021		19,798

Total assets		$883,391		$891,967

LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable		$164,922		$148,017
Other liabilities		11,141		10,650

Total liabilities		176,063		158,667
Total shareholders’ equity		707,328		733,300

Total liabilities & shareholders’ equity		$883,391		$891,967

(A) Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. The company considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. FFO is not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at June 30, 2011 and the results of operations for the interim periods ended June 30, 2011. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Seven, Inc. 2010 Annual Report.

MARKET DIVERSITY
Portfolio of hotels

STATE / CITY
ALABAMA
Auburn, Birmingham, Dothan (2), Huntsville (3), Montgomery (2), Montgomery/Prattville, Troy
ARIZONA
Tucson
CALIFORNIA
Agoura Hills, San Diego (2), San Diego/Rancho
Bernardo (2)
COLORADO
Denver/Highlands Ranch (2)
FLORIDA
Lakeland, Miami (2), Sarasota, Tallahassee
GEORGIA
Columbus (3), Macon
IDAHO
Boise
LOUISIANA
New Orleans
MISSISSIPPI
Hattiesburg, Tupelo
NEBRASKA
Omaha
NEW JERSEY
Cranford, Mahwah
NEW YORK
Islip/Ronkonkoma
OHIO
Cincinnati/Milford
TENNESSEE
Memphis
TEXAS
Addison, Brownsville, El Paso, Houston, San Antonio (2), Stafford
UTAH
Provo
VIRGINIA
Alexandria, Richmond
WASHINGTON
Seattle/Kirkland, Seattle/Lake Union, Vancouver

CORPORATE HEADQUARTERS
814 East Main Street
Richmond, Virginia 23219
(804) 344-8121
(804) 344-8129 FAX
www.applereitseven.com

INVESTOR INFORMATION
For additional information about the
company, please contact: Kelly Clarke,
Director of Investor Services
804-727-6321 or kclarke@applereit.com

CORPORATE PROFILE

Apple REIT Seven, Inc. is a real estate investment trust (REIT) focused on the ownership of hotels that generate attractive returns for our shareholders. Our hotels operate under the Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Fairfield Inn & Suites® by Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Marriott® Hotels & Resorts, Homewood Suites by Hilton®, Hilton Garden Inn® and Hampton Inn® brands. Our portfolio consists of 51 hotels with 6,426 guestrooms in 18 states.

MISSION

Apple REIT Seven is a premier real estate investment company committed to providing maximum value for our shareholders.

COVER: COURTYARD, OMAHA, NE

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; the outcome of current and future litigation and regulatory proceedings or inquiries; and the ability of the company to implement its operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

“Marriott®,” “Courtyard® by Marriott®,” “SpringHill Suites® by Marriott®,” “Fairfield Inn® by Marriott®,” “Fairfield Inn & Suites® by Marriott®,” “TownePlace Suites® by Marriott®” and “Residence Inn® by Marriott®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this report, whether relating to the hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Seven or otherwise. Marriott was not involved in any way whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Seven offering and received no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this report, and the grant by Marriott of any franchise or other rights to Apple REIT Seven shall not be construed as any expression of approval or disapproval. Marriott has not assumed and shall not have any liability in connection with this report.

“Hampton Inn®,” “Hilton Garden Inn®” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Worldwide or one of its affiliates. All references to “Hilton” mean Hilton Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this report, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Seven, or otherwise. Hilton was not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Seven offering and received no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this report, and the grant by Hilton of any franchise or other rights to Apple REIT Seven shall not be construed as any expression of approval or disapproval. Hilton has not assumed and shall not have any liability in connection with this report.

HOMEWOOD SUITES
Hampton Inn

HOMEWOOD SUITES, MIAMI, FL; HILTON GARDEN INN, RANCHO BERNARDO, CA; SPRINGHILL SUITES, ADDISON, TX; HAMPTON INN, SAN DIEGO, CA; COURTYARD, OMAHA, NE; HOMEWOOD SUITES, NEW ORLEANS, LA.